Exhibit h(5)





                                                              June 15, 1999


THE WEISS FUND

         Re:      Transfer Agency Service Fees

Dear Sir/Madam:

         This letter represents a revision to our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of a Transfer Agency Services Agreement dated June 20, 1996 between The Weiss Fund, formerly, Weiss Treasury Fund ("you" or the "Fund") and PFPC (the "Agreement"). Pursuant to Paragraph 11 of that Agreement, and in consideration of the services to be provided to each of the Fund's investment portfolios listed on Exhibit A of the Agreement, as such Exhibit A may be amended from time to time (each, a "Portfolio"), you will pay PFPC the following:

1)                Account Fee:

         Annual, Semi-Annual Dividend:         $10.00 per account per annum
         Quarterly Dividend:                   $12.00 per account per annum
         Monthly Dividend:                     $15.00 per account per annum
         Daily Accrual Dividend:               $18.00 per account per annum

         Inactive Account:                     $   .30 per account per month

         For contingent deferred sales charge funds, our per account fees will increase by 12% per account.

         Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are purged annually after year-end tax reporting.

2)                Transaction Charges:

         Master/Omnibus Account:     $1.25 per purchase/redemption
         Wire order desk:            $6.00 per broker call to place transactions
         New Account Opening:        $  .40 per account (electronic interface)
                                     $3.50 per account (paper)
         Checkwriting:               $1.85 per account per year
                                     $  .50 per check (returned)
                                     $  .10 per check (not returned)
         Commission Cycle:           $  .25 per account per calculation
         12b-1 Calculation:          $  .25 per account per calculation
3) FundSERV/Networking:

         NSCC Direct Out-of-Pocket Charges1

         Participant Fee:                                    $50.00 per month
         CPU Access Fee:                                     $40.00 per month
         Transaction Fee:                                    $   .50 each

         PNC System Access Charges2

         Base Facility Use Fee:  $500.00 per month per fund family.

         Transaction Fees per month per transaction based on total transactions each month as follows:

                    $  .50 per transaction for 1 to 1000 transactions
                    $ .46 per transaction for 1001 to 2000 transactions $ .40 per transaction for over 2000 transactions

4) NSCC Networking:

  NSCC Direct Out-of-Pocket Charges1

  Membership Fee:            $250.00           per month

  Sub-Account Fee:           $    .045         per month per sub-account-
                                               Daily/Monthly Dividend

                             $      .03        per month per sub-account-
                                               Other

  Position File Fee:          $100.00          per position file per CUSIP for
                                               more than 2 positions per CUSIP
                                               per month

  PNC System Access Charges2:

  Base Facility Use Fee:      $325.00           per month per fund family

  Sub-Account Fees:           $    .05          per month per sub-account

  Position File Fee:          $100.00           per position file per CUSIP for
                                                more than 2 position files per
                                                CUSIP per month


5)                Additional Out-of-Pocket Expenses

a.                Toll-free lines (if required)
b.                Forms, envelopes, checks, checkbooks
c.                Postage
d.                Federal Express, delivery, courier services
e.                Hardware/phone lines for remote terminal(s) (if required)
f.                Microfiche/microfilm
g.                Wire fee for receipt or disbursement: $10.00 per wire
h.                ACH Transaction Charge: $.20 per item
i.                Mailing fee: Approximately $.08 per item for standard
                  inserts; $.015 each additional insert
j.                Cost of proxy solicitation, mailing and tabulation:
            $350.00  base fee
            $      .30       per proxy issued (5,000 account end up)
            $      .45       per proxy issued (less than 5,000 accounts)
            $100.00  plus travel expenses for judge of elections
            $                postage and Federal Express as incurred
k.                Certificate issuance fee: $2.00 per certificate
l.                Audio response (if applicable)
m.                Record retention storage
n.                "B"/"C" notice mailing and IRS levies: $3.00 per item
o.                Locating lost shareholders in anticipation of escheating:
                  $7.50 per name
p.                Individual state tax filings
q.                Development/programming costs: negotiated time and material
r. Consolidated statements: one annual statement included in pricing; additional production $.25 per page, per production
s.                Sales tracking system interfaces: negotiated time and expenses
t.                Fulfillment
u.                Creation of user tapes: $100 per occurrence
v.                Labels: $.06 each; $100 minimum
w.                Non-PFPC reruns: time and material cost
x. Ad hoc reports: Standard $.01 per record processed - plus $100.00 set up fee; same day turnaround additional $100.00 set up fee
y.                Retroactive record dates: $100.00 plus $.025 per account

6)                Additional Expenses (Which May be Paid by Shareholders):

         a.   IRA/Keough  Processing:         $10.00 per account per annum
                                              $  5.50 new account set up fee
                                              $10.00 per transfer out

         b.   Exchange Fee:                   $5.00

         c.   Stop Payments:                  $ 9.50 each
              Non-Sufficient Funds:           $25.00 each
              Check Copies:                   $ 2.50 each

         d.   Account Transcripts:            $35.00 each
              (within 3 most recent years)

              (if older than 5 years)         $50.00 each

7)                Monthly Base Fee:

         $3,000  per  Portfolio/class,   plus  per  account  charges;  excluding
         transaction charges and out-of -pocket expenses.

         The monthly base fee for each Portfolio/class with respect to such Portfolio/class' first year of operations, exclusive of out-of-pocket expenses, shall be waived for start-up portfolios in accordance with the following step-in schedule:

                       Month Number                            Minimum Monthly
                (from start of operations)                       Fee Waivers

                            1-2                                      100%
                             3                                       90%
                             4                                       80%
                             5                                       70%
                             6                                       60%
                             7                                       50%
                             8                                       40%
                             9                                       30%
                            10                                       20%
                            11                                       10%
                            12                                        0%


         If during the next three years, PFPC is removed from the Transfer Agency Services Agreement referenced above, the Fund shall pay any costs of time and material associated with the deconversion and PFPC will recoup 100% of the fees waived during the first two years.

         The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion which such period bears to the full annual period.

         If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                    Very truly yours,

                                    PFPC INC.

                                     By: /S/ JOSEPH GRAMLICH

                                      Name: Joseph Gramlich
                                      Title: Senior Vice President



Agreed and Accepted:

THE WEISS FUND

By: /S/ JOHN N. BREAZEALE

Name: John N. Breazeale

Title: President



53141.1.49

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1  NSCC will  deduct its  monthly  fee on the 15th of each month from PNC's cash settlement that day. PNC will include these charges on its next bill as out-of-pocket expenses.

2 Plus: out-of-pocket expenses for settlements; wire charges; NSCC pickup charges; hardware, CRT's, modems; line (if required); etc.